ARTICLES OF AMENDMENT

OF

CM FINANCE INC

CM Finance Inc, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST:  The Corporation desires to amend its charter as currently in effect.

SECOND:  The charter is hereby amended by deleting the text of Article I in its entirety and inserting the following in place thereof:

The name of the corporation (the “Corporation”) is Investcorp Credit Management BDC, Inc.

THIRD:  The foregoing amendment to the charter of the Corporation has been unanimously approved by the board of directors of the Corporation and the amendment is limited to a change expressly authorized by § 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

FOURTH:  The undersigned acknowledges these Articles of Amendment to be the act and deed of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of the undersigned’s knowledge, information and belief, these matters and facts relating to the Corporation are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 30th day of August, 2019.

ATTEST:	CM FINANCE INC

/s/ Christopher E. Jansen	/s/ Michael C. Mauer
Christopher E. Jansen	Michael C. Mauer
President and Secretary	Chief Executive Officer

[Signature page to Articles of Amendment]